Exhibit 1.1
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action you should take, you should immediately seek your own independent financial advice from your stockbroker, bank manager, solicitor or other independent financial adviser authorised under the Financial Services and Markets Act 2000 who specialises in advising upon investment in shares and other securities if you are resident in the United Kingdom, or, if not, from another appropriately authorised financial adviser in your own jurisdiction.
If you have sold or otherwise transferred all your Wellington Shares in certificated form, please send the accompanying Offer document dated 24 November 2006 (the “Offer Document”), Prospectus and reply-paid envelope, but not any personalised Form Of Acceptance And Election, as soon as possible, to the purchaser or transferee, or to the stockbroker, bank manager or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. However, such documents should not be distributed, forwarded or transmitted in or into or from Canada, Australia or any other jurisdiction where to do so would constitute a violation of the laws of such jurisdiction. If you have sold or otherwise transferred only part of your holding of Wellington Shares you should retain these documents.
The Offer is not being made, directly or indirectly, in or into or from Canada, Australia or any other jurisdiction where to do so would constitute a violation of the relevant laws of such jurisdiction, or by use of the mails of, or by any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or any facilities of a national securities exchange of any of these jurisdictions and the Offer is not capable of acceptance by any such use, means or instrumentality or facilities or from or within Canada, Australia or such other jurisdiction. Accordingly, copies of this document, the Form Of Acceptance And Election, the Prospectus and any other documents relating to the Offer are not being, and must not be, mailed or otherwise forwarded, transmitted, distributed or sent (directly or indirectly) in or into or from Canada, Australia or such other jurisdiction as doing so may render invalid any purported acceptance of the Offer. Any person (including, without limitation, nominees, trustees or custodians) who would, or otherwise intends to, or who may have a contractual or legal obligation to, forward this document and the accompanying documents to any jurisdiction outside the United Kingdom should read the further details in this regard which are contained in paragraph 8 of Part B of Appendix I of the Offer Document and seek appropriate advice before taking any action.
This document does not constitute an offer to sell or the solicitation of an offer to buy New Catlin Shares to any person in any jurisdiction to whom or in which such offer or solicitation is unlawful. The New Catlin Shares to be issued pursuant to the Offer have not been, nor will they be, registered under the United States Securities Act of 1933 (as amended), or under any of the relevant securities laws of Canada or Australia. Accordingly, except pursuant to an exemption, if available, from any applicable registration requirements and otherwise in compliance with all applicable laws, the New Catlin Shares may not be offered, sold or delivered, directly or indirectly, in or into the United States, Canada or Australia or to or for the account or benefit of any person located in the United States, Canada or Australia.
This Form Of Acceptance And Election should be read in conjunction with the accompanying Offer Document and Prospectus. The terms and conditions of the Offer Document are deemed to be incorporated in and form part of this Form Of Acceptance And Election. Unless the context otherwise requires, the definitions contained in the Offer Document also apply in this Form Of Acceptance And Election.

FORM OF ACCEPTANCE AND ELECTION
Recommended Offer
by
Catlin Group Limited
for
Wellington Underwriting plc
Wellington Shareholders who hold Wellington Shares in uncertificated form should NOT complete this Form Of Acceptance And Election in respect of those shares

ACTION TO BE TAKEN
●	To accept the Offer in respect of Wellington Shares in certificated form (that is, not in CREST), complete this Form Of Acceptance And Election on page 3 by following the instructions and notes for guidance set out on pages 2 and 4.

●	Return this Form Of Acceptance And Election, duly completed, signed and witnessed (in the case of an individual) and accompanied by your share certificate(s) and/or other document(s) of title, by post or by hand (during normal business hours only) to Capita Registrars, Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU as soon as possible, and, in any event, so as to be received by no later than 1.00 pm (London time) on 18 December 2006. A reply-paid envelope for use in the UK only accompanies this Form Of Acceptance And Election. No acknowledgement of receipt will be given.

●	If your Wellington Shares are in uncertificated form (that is, in CREST), you should NOT complete this Form Of Acceptance And Election but take the action set out in paragraph 19.2 of the letter from the Chairman of Catlin contained in Part II of the Offer Document to transfer your Wellington Shares to an escrow balance. For this purpose, the participant ID of Capita Registrars, which will act as the Escrow Agent for the purposes of the Offer, is RA10 and the member account ID of the Escrow Agent is CATWEL01 for the basic Offer. For additional New Catlin Shares under the Mix and Match Facility, it is CATWEL02 and for additional cash under the Mix and Match Facility it is CATWEL03. You should ensure that the TTE instruction settles no later than 1.00 pm on 18 December 2006. If you are a CREST personal member, you should contact your CREST sponsor as only your CREST sponsor will be able to send TTE instructions to CRESTCo.

●	You should complete a separate Form Of Acceptance And Election for Wellington Shares held in certificated form but under different designations. You can obtain further Forms Of Acceptance And Election by contacting Capita Registrars on 0870 162 3121 from within the UK (or on +44 208 639 2157 from outside the UK).

●	If your Wellington Shares are in certificated form and your share certificate(s) and/or other document(s) of title are with your bank, stockbroker or other agent, you should complete and sign this Form Of Acceptance And Election and arrange for it to be lodged by such agent with the relevant document(s), unless your share certificate(s) and/or other document(s) of title are lost or are not readily available, in which case please refer to Note 6 on page 4 of this Form Of Acceptance And Election.

●	Please read Parts A, B and C of Appendix I to the Offer Document, the terms of which are incorporated in and form part of this Form Of Acceptance And Election.

●	If you hold Wellington Shares in certificated form jointly with others, you must arrange for all your co-holders to sign this Form Of Acceptance And Election.

●	A Form Of Acceptance And Election contained in an envelope postmarked in Canada, Australia or otherwise appearing to Catlin or its agents to have been sent from any other jurisdiction where to do so would constitute a violation of the relevant laws of such jurisdiction will not constitute a valid acceptance of the Offer.
If you are in any doubt as to how to fill in this Form Of Acceptance And Election, please telephone Capita Registrars on 0870 162 3121 from within the UK (or on +44 208 639 2157 from outside the UK).

HOW TO COMPLETE THIS FORM OF ACCEPTANCE AND ELECTION

1	THE OFFER
To accept the Offer, insert in Box 1 the total number of Wellington Shares in certificated form in respect of which you wish to accept the Offer (whether or not you wish to elect for the Mix And Match Facility). You must also sign Box 3 which will constitute your acceptance of the Offer, and complete, if appropriate, Box 4, Box 5 and Box 6. If no number or a number greater than your entire registered holding of Wellington Shares in certificated form is inserted in Box 1 and you have signed Box 3 you will be deemed to have accepted the Offer in respect of all of your Wellington Shares in certificated form. If you do not wish to elect for the Mix And Match Facility, you need not complete Box 2. If you put “NO” in Box 5 you may be deemed not to have accepted the Offer.

2	THE MIX AND MATCH FACILITY
The Mix And Match Facility gives you the opportunity to vary the proportions in which you receive cash and New Catlin Shares in respect of all or part of your holding of Wellington Shares under the Offer. To make an election under the Mix And Match Facility in respect of some or all of your Wellington Shares in certificated form you must first accept the Offer by completing Box 1 in accordance with the instructions above. You must then complete EITHER Box 2A OR Box 2B. To elect to receive additional New Catlin Shares as consideration under the Offer for some or all of your Wellington Shares in certificated form insert in Box 2A the relevant number of Wellington Shares in certificated form in respect of which you wish to receive additional New Catlin Shares. To elect to receive additional cash as consideration under the Offer for some or all of your Wellington Shares in certificated form insert in Box 2B the relevant number of Wellington Shares in certificated form in respect of which you wish to receive additional cash.
YOU MUST NOT COMPLETE BOTH Box 2A AND Box 2B. If you do so, you will be deemed not to have made a valid election under the Mix And Match Facility and you will be deemed to have accepted the basic terms of the Offer in respect of your entire registered holding of Wellington Shares in certificated form (being your entire registered holding under the name and address specified in
Box 1 or in Box 4 if this has been completed provided that you have signed Box 3).
If you insert a number in either Box 2A or Box 2B (but for the avoidance of doubt you must not complete both Box 2A and Box 2B) which is greater than the number of Wellington Shares in certificated form inserted or deemed to be inserted in Box 1, a valid election under the Mix And Match Facility will be deemed to have been made in respect of the number of Wellington Shares in certificated form inserted or deemed to be inserted in Box 1.

3	SIGNATURE(S)
YOU MUST SIGN BOX 3 REGARDLESS OF WHICH OTHER BOXES YOU COMPLETE In the case of joint holders, ALL must sign
By signing Box 3 you irrevocably undertake, represent, warrant and agree as provided in Appendix I to the Offer Document, including as provided in paragraph (b) in Part C of Appendix I to the Offer Document, to certain matters concerning overseas jurisdictions.

Each signature by an individual must be signed in the presence of an independent witness who must not be a joint registered holder and must be over the age of 18. The witness should state his or her name and address and sign Box 3 where indicated. The same witness may witness each signature of joint holders. If the acceptance is not made by the registered holder(s), the acceptor should insert his name(s) and capacity (e.g. executor) in which he is making the acceptance.
A company may affix its common seal, which should be affixed and witnessed in accordance with its Articles of Association or other regulations. Alternatively, a company to which section 36A of the Companies Act applies may execute this Form Of Acceptance And Election as a deed by two directors, or one director and the company secretary, signing in the execution part of Box 3 or, in the case of a company incorporated outside Great Britain, may execute this Form Of Acceptance And Election by any person duly authorised who may sign in accordance with the laws of the territory in which the relevant company is incorporated and, in all cases, inserting the name of the company above their signatures and stating the office which that person holds.
This Form Of Acceptance And Election must not be signed in Canada, Australia or any other jurisdiction where extension or acceptance of the Offer would violate the laws of that jurisdiction.

4	NAME(S) AND ADDRESS
If the details shown in Box 1 are incorrect or no details are shown, complete Box 4 with the full name and address of the first-named holder in BLOCK CAPITALS together with the full name(s) of any joint registered holders. If the address of the first named holder in Box 4 is in Canada, Australia or any other jurisdiction where extension or acceptance of the Offer would violate the laws of that jurisdiction, you must provide in Box 6 an alternative address outside Canada, Australia or any such other jurisdiction for despatch of consideration.
Please give a daytime telephone number where you can be contacted in the event of a query.

5	OVERSEAS SHAREHOLDERS
Unless you put “NO” in Box 5 then, by signing and returning this Form Of Acceptance And Election, you will be deemed to have given the undertakings, representations and warranties required by paragraph (b) of Part C of Appendix I to the Offer Document relating to certain matters concerning certain overseas jurisdictions. If you do put “NO” in Box 5 then, unless Catlin exercises its right to treat your acceptance as valid, you will be deemed not to have validly accepted the Offer. Your attention is also drawn to Box 6. If you are not an overseas shareholder then you do not need to complete Box 5.

6	ALTERNATIVE ADDRESS
If you want your consideration or returned documents to be sent to someone (who must be outside Canada, Australia or any other jurisdiction where extension or acceptance of the Offer would violate the laws of that jurisdiction) other than the registered holder at the address set out in Box 1 or, if completed, Box 4, (e.g. your bank manager or stockbroker) you should complete Box 6. Box 6 must be completed (with an address outside Canada, Australia or any other jurisdiction where extension or acceptance of the Offer would violate the laws of that jurisdiction) by holders with registered addresses in Canada, Australia or any other jurisdiction where extension or acceptance of the Offer would violate the laws of that jurisdiction and by holders who have completed Box 4 with an address in Canada, Australia or any such other jurisdiction.

PLEASE COMPLETE AS EXPLAINED ON PAGES 2 AND 4

1	TO ACCEPT THE OFFER
Complete Box 1 and sign Box 3 in the presence of a witness if you are an individual. If appropriate, please also complete Boxes 2, 4, 5 and 6.

BOX 1

Total number of Wellington Shares in certificated form for which you wish to accept the Offer.

2	TO MAKE AN ELECTION UNDER THE MIX AND MATCH FACILITY
Complete Box 1 and either Box 2A or Box 2B and, if appropriate Boxes 4, 5 and 6, and then sign Box 3 in the presence of a witness if you are an individual. Do NOT fill in both Box 2A and Box 2B. The number in Box 2A or Box 2B must not exceed the number inserted in Box 1.

Mix And Match Facility election in respect of the Offer

BOX 2A

Number of Wellington Shares in certificated form for which you wish to receive additional New Catlin Shares only (if available).

BOX 2B

Number of Wellington Shares in certificated form for which you wish to receive additional cash only (if available).

3	SIGN HERE TO ACCEPT THE OFFER

Execution by individuals	BOX 3

Signed and delivered as a deed by:	Witnessed by:
First Holder:	1 Name
1	Address	Signature
Joint holders:	2 Name
2	Address	Signature
3 Name
3	Address	Signature
4 Name
4	Address	Signature

NOTE: THE SIGNATURE OF EACH REGISTERED HOLDER BEING AN INDIVIDUAL MUST BE WITNESSED
 Executed by a company

*Executed as a deed by/under the common seal of the company named on the right:
*in the presence of/acting by:	Name of company:
Signature of director	Name of director
Signature of director/secretary	*Name of director/secretary
*dates as appropriate	Affix seal here

4	FULL NAME(S) AND ADDRESS

To be completed in BLOCK CAPITALS (if there are no personal details shown in Box 1 above or those details are incorrect)	BOX 4

First registered holder	Joint registered holder
1 Mr., Mrs., Ms or title	2 Mr., Mrs., Ms or title	3 Mr., Mrs., Ms or title	4 Mr., Mrs., Ms or title
Forename(s)	Forename(s)	Forename(s)	Forename(s)
Surname	Surname	Surname	Surname
Address

Postcode
Tel No

5	OVERSEAS SHAREHOLDERS
Please put “NO” in Box 5 if you are unable to give the warranties relating to overseas shareholders set out in paragraph (b) of Part C of Appendix I to the Offer Document.
BOX 3

6	ADDRESS (OUTSIDE CANADA, AUSTRALIA OR ANY
OTHER JURISDICTION WHERE EXTENSION OR
ACCEPTANCE OF THE OFFER WOULD VIOLATE THE
LAWS OF THAT JURISDICTION) TO WHICH
CONSIDERATION OR RETURNED DOCUMENTS
SHOULD BE SENT, IF NOT AS SET OUT IN BOX 1 or, if
completed, Box 4.
(To be completed in BLOCK CAPITALS).
BOX 6

Name
Full Address

Please ensure you enclose your share certificate(s) with this Form Of Acceptance And Election

FURTHER NOTES REGARDING THE COMPLETION AND LODGING OF THIS FORM OF ACCEPTANCE AND ELECTION
In order to be effective, this Form Of Acceptance And Election must, as mentioned below, be signed personally (or under a power of attorney which original or certified copy should be lodged with this Form Of Acceptance And Election) as a deed by the registered holder or in the case of a joint holding, by ALL of the joint registered holders. If this Form Of Acceptance And Election is signed by an individual it must be signed in the presence of an independent witness who should state his or her name and address and sign where indicated (see Box 3 on page 2 for further details). A company may affix its common seal, which should be affixed and witnessed in accordance with its Articles of Association or other regulations. Alternatively, a company to which section 36A of the Companies Act applies may execute this Form Of Acceptance And Election as a deed by two directors, or one director and the company secretary, signing in the execution part of Box 3 on page 3, or, a company incorporated outside Great Britain, may execute this Form Of Acceptance And Election by any person duly authorised who may sign in accordance with the laws of the territory in which the relevant company is incorporated. In all cases, the name of the company must be inserted above their signatures.
In order to avoid delay and inconvenience to yourself, the following points may assist you.
1.	If a holder is away from home (e.g. abroad or on holiday)
Send this Form Of Acceptance And Election by the quickest means (e.g. air mail), but not in or into Canada, Australia or any other jurisdiction where extension or acceptance of the Offer would violate the laws of that jurisdiction, to the holder for execution or, if he has executed a power of attorney, have this Form Of Acceptance And Election signed by the attorney in the presence of a witness. In the latter case, the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor) must be lodged with this Form Of Acceptance And Election for noting. No other signatures are acceptable. Any power of attorney will be returned as directed.
2.	If you have sold or transferred all of your Wellington Shares in certificated form or wish to sell part of your holding of Wellington Shares in certificated form
You should at once pass the Offer Document, the Prospectus and reply-paid envelope, but not any personalised Form Of Acceptance And Election, to the purchaser or transferee unless he or she is in Canada, Australia or any other jurisdiction where extension or acceptance of the Offer would violate the laws of that jurisdiction or to the stockbroker, bank manager or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee. If your Wellington Shares are in certificated form, and you have sold part of your holding of Wellington Shares and also wish to accept the Offer in respect of the balance but are unable to obtain the balance certificate by 1.00 pm on 18 December 2006, you should ensure that the stockbroker, bank manager or other agent through whom you make a sale obtains the appropriate endorsement or indication, signed on behalf of Computershare Investor Services PLC, PO Box 859, The Pavilions, Bridgwater Road, Bristol BS99 1XZ as registrar to Wellington in respect of the balance of your holding of Wellington Shares.
3.	If the sole holder has died
If a grant of probate or letters of administration has/have been registered with Wellington’s registrars, this Form Of Acceptance And Election must be signed by the personal representative(s) of the deceased, each in the presence of a witness, and lodged with Capita Registrars at the address given on page 1 of this Form Of Acceptance And Election. If a grant of probate or letters of administration has/have not been registered with Computershare Investor Services PLC, PO Box 859, The Pavilions, Bridgwater Road, Bristol BS99 1XZ, the personal representative(s) or the prospective personal representative(s) should sign this Form Of Acceptance And Election, each in the presence of a witness, and forward it with the share certificate(s) or other document(s) of title to Capita Registrars at the address given on page 1. However, the grant of probate or letters of administration must be lodged with Capita Registrars before the consideration due under the Offer can be forwarded to the personal representative(s).
4.	If one of the joint holders has died
This Form Of Acceptance And Election must be signed by all the surviving holders, each in the presence of a witness, and lodged with Capita Registrars, at the address given on page 1 with the share certificate(s) and/or other document(s) of title and accompanied by the death certificate, grant of probate or letters of administration in respect of the deceased holder. These documents will be returned as directed. However, the death certificate, grant of probate or letters of administration must be lodged with Capita Registrars before the consideration due under the Offer can be forwarded to the personal representative(s).
5.	If your Wellington Shares are in certificated form and the share certificate(s) are held by your bank manager, stockbroker or other agent
Complete this Form Of Acceptance And Election and, if the share certificate(s) is/are readily obtainable, deliver this completed Form Of Acceptance And Election accompanied by the share certificate(s) to your bank manager, stockbroker or other agent for lodging with Capita Registrars at the address given on page 1. If the share certificate(s) is/are not readily obtainable, send this Form of Acceptance and Election duly completed to Capita Registrars at the address given on page 1 with a note saying, for example, “Share certificate(s) to follow” and arrange for the share certificate(s) to be forwarded to Capita Registrars at the address given on page 1 as soon as possible thereafter. It is helpful for your agent to be informed of the full terms of the Offer.
6.	If your Wellington Shares are in certificated form and the share certificate(s) have been lost or are not readily available
Complete this Form Of Acceptance And Election and lodge it, together with any share certificate(s) available, with Capita Registrars the address given on page 1. At the same time you should send a written request to or telephone Wellington’s registrars, Computershare Investor Services PLC, PO Box 82, The Pavilions, Bridgwater Road, Bristol BS99 7NH (telephone number 0870 707 1404) to prepare a letter of indemnity for completion by you. This should be returned to Capita Registrars at the address given on page 1 in support of the Form Of Acceptance And Election.
7.	If this Form Of Acceptance And Election is signed under a power of attorney
The completed Form Of Acceptance And Election, together with the share certificate(s) and/or other document(s) of title, should be lodged with Capita Registrars at the address given on page 1, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971). The power of attorney will be noted by Capita Registrars and returned as directed.
8.	If your name or other particulars differ from those appearing on your share certificate(s), for example

(a)	Name on the share certificates	Stephen Jones
	Correct name	Steven Jones
Complete this Form Of Acceptance And Election with the correct name and lodge it accompanied by a letter from your bank manager, stockbroker or solicitor confirming that the person described on the share certificate(s) and the person who signed this Form Of Acceptance And Election are one and the same.

(b)	Incorrect address on the share certificate(s) Write the correct address in Box 4 of this Form Of Acceptance And Election.

(c)	Change of name
If you have changed your name, lodge your marriage certificate or the deed poll or, in the case of a company, a copy of the certificate of incorporation on change of name with this Form Of Acceptance And Election for noting.
9.	If you are not resident in the UK
The attention of Wellington Shareholders holding Wellington Shares in certificated form not resident in the UK is drawn to paragraph 8 of Part B of Appendix I to the Offer Document.
10.	Settlement of consideration
Settlement of your consideration under the Offer will only take place once you have properly completed and delivered all relevant documents by post or by hand (during normal business hours only) to Capita Registrars, Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU.